Exhibit 10.1

KRONOS ADVANCED TECHNOLOGIES, INC.
464 Common Street, Box 301
Belmont, Massachusetts 02478

February 11, 2009

AIRWORKS FUNDING LLLP, as agent for the
the Noteholders (as defined below)
655 Madison Avenue, 23rd Floor
New York, New York 10021.

Re:	Peaceful Possession of Collateral

Gentlemen:

Reference is made to the Funding Agreement dated June 19, 2007 (the “Funding Agreement”) among, inter alia, the undersigned (“Kronos”) and AirWorks Funding LLLP (“AirWorks” and the “Agent”), Hilltop Holding Company LP, by assignment from RS Properties I LLC (“Hilltop” and together with AirWorks, the “the Noteholders”), that certain Secured Convertible Promissory Note due June 19, 2010 made by Kronos in favor of AirWorks, that certain Secured Convertible Promissory Note due June 19, 2010 made by Kronos in favor of RS Properties I LLC and subsequently assigned to Hilltop (collectively, the “Notes”), and all of the instruments, agreements and other documents executed and/or delivered in connection therewith or otherwise evidencing, governing, or securing obligations of Kronos to the Noteholders (all of the foregoing, as the same now exist or may hereafter be amended, restated, renewed, extended, substituted, supplemented or otherwise modified, collectively, the “Agreements”).

1.     Acknowledgment of Obligations and Security Interests

Kronos hereby acknowledges, confirms and agrees that;

(a)    As of February 11, 2009, Kronos is indebted to the Noteholders in the aggregate principal amount of not less than $4,223,559.80, plus interest accrued and accruing thereon, plus the commissions, costs, expenses, attorneys’ fees and other charges or contractual obligations now or hereafter payable by Kronos to the Noteholders under the Agreements, plus all amounts which may be paid by the Noteholders in connection with the sale or other disposition of Kronos’s assets, plus all other “Obligations” (as defined in the Agreements), all of which are unconditionally owed by Kronos to the Noteholders without offset, defense or counterclaim of any kind, nature or description whatsoever (hereinafter, the “Obligations”);

(b)    The Noteholders have and shall continue to have, valid, enforceable and perfected first liens upon and security interests in the Collateral (as described and defined in the Agreements), which liens and security interests secure payment and performance of all of the Obligations.

2.     Acknowledgment of Default.

(a)    Kronos hereby acknowledges and agrees that Kronos is in default under the Agreements and in the payment of its Obligations to the Noteholders which entitles the Noteholders to exercise immediately their rights and remedies under the Agreements, applicable law and otherwise. The Noteholders have not waived, presently do not intend to waive, and do not hereby waive, any such defaults and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver, including, without limitation, the Noteholders’ right to recover any deficiency from Kronos.

(b)    Kronos hereby confirms that Kronos is insolvent, is unable to pay its debts as they become due and does not have sufficient working capital to continue its business or the means to protect the Collateral.

(c)    Kronos hereby waives any and all of its rights to notification or otherwise under Section 9-611 of the Uniform Commercial Code (“UCC”) as to the sale or other disposition by the Noteholders of the Collateral, under Section 9-620 of the UCC regarding acceptance of the Collateral as discharge of Obligations and under Section 9-623 of the UCC regarding Kronos’s right to redeem the Collateral.

3.     Surrender of Collateral.

(a)    Kronos hereby surrenders, delivers and grants to the Noteholders peaceful possession of the Collateral wherever located.  Such surrender and delivery of the Collateral to the Noteholders is in recognition of the rights of the Noteholders as a secured party under the UCC and other applicable law. Kronos knowingly waives any rights Kronos may have to notice and a hearing before any Court of competent jurisdiction and consents to the Noteholders’ possession, sale, transfer or other disposition of the Collateral, including, but not limited to, the sale, license or other use in any way of Kronos’s trademarks or tradenames in the sale, license, transfer or other disposition of the Collateral. Kronos agrees that the Noteholders may, at any time enter and remove any or all of the Collateral from the premises where the same is located and take such action as they may deem appropriate with respect thereto, and the Noteholders may, at any time, exercise their rights to dispose of any Collateral as provided for under the Agreements and applicable law, without prejudice to any of the rights of the Noteholders, including any claim for any deficiency. All proceeds of the Collateral received and retained by the Noteholders shall be applied by the Noteholders to the Obligations in such order and manner as the Noteholders shall determine in their sole and absolute discretion.  Kronos shall be and remain liable for any deficiency until all Obligations are fully and indefeasibly paid and satisfied.

(b)    Kronos hereby assigns, transfers and delivers to the Agent, for the benefit of the Noteholders, all of its right to receive any and all payments and receivable owing or accruing to Kronos arising out of any agreement, license or other contractual arrangement to which Kronos is a party, including, without limitation, the right to collect and receive any and all amounts from each of Tessera Technologies, Inc. (“Tessera”) and EUL, Ltd. (“EUL”) under any and all agreements between Kronos and Tessera EUL, respectively, until such time that all Obligations are fully and indefensibly paid and satisfied.  Kronos will execute and deliver to the Agent, on behalf of the Noteholders, notification letters signed by Kronos addressed to such of Kronos’s account debtors as the Noteholders shall require, to be completed and sent by the Agent, on behalf of the Noteholders, hereafter from to time, directing payment of Kronos’s accounts or other monies due to Kronos to the Noteholders.

4.     Reimbursement.  Kronos acknowledges and consents that it is obligated to reimburse the Noteholders for any and all amounts paid by the Noteholders (including without limitation, reasonable attorneys’ fees) in connection with this letter, the transactions evidenced thereby and the sale or other disposition of Kronos’s assets, and that such amounts shall be included in and become part of the Obligations.

5.     Acknowledgement.  This letter is the result of a full and complete negotiation at arms’ length between Kronos and the Noteholders. Kronos represents and warrants to the Noteholders that it has read and wholly understands the terms and effect of the letter.

6.     Further Assurances.  Upon the reasonable request of the Noteholders, Kronos  shall execute and deliver or cause to be executed and delivered to the Noteholders all such additional documents, instruments and agreements as the Noteholders may reasonably determine are necessary or desirable to effectuate the purposes and intent of this letter.

7.     Binding Effect.  This letter shall be binding upon the parties hereto and their respective permitted successors and assigns.  No party hereto may assign any of its rights, duties and obligations hereunder or any part thereof to any other person or entity; provided, however, that the Noteholders shall be permitted to freely assign any of their respective rights, duties or obligations hereunder.

8.     Entire Agreement.  This letter together with the Agreements, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them with respect to such subject matter.

9.     Severability.  If any provision of this letter or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this letter and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this letter.  Notwithstanding the foregoing, any provision of this letter held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this letter is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable.

10.    Modification.  This letter may be amended, modified or supplemented only by an agreement in writing signed by the party or parties against whom such amendment, modification or supplement is sought to be enforced.

11.    Waiver; Consent.  A waiver by a party of any section, term or condition of this letter in any instance shall not be deemed or construed to be a waiver of such section, term or condition for the future or of any subsequent breach thereof, and any such waiver must be in writing, signed by the party or parties to be charged.  All rights and remedies contained in this letter are cumulative, and none of them shall be construed so as to limit any other right or remedy of a party.  Any consent required or permitted by this letter is binding only if in writing.

12.    Notice.  All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing.  All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this section):

If to Kronos:	KRONOS ADVANCE TECHNOLOGIES, INC.
464 Common Street
Suite 301
Belmont, Massachusetts 02478
Attention: Richard F. Tusing
Telephone: (617) 364-5089
Telecopy: (617) 364-5085

With a copy to:	PAUL, HASTINGS, JANOFSKY & WALKER LLP
600 Peachtree Street
Suite 2400
Atlanta, Georgia 30308
Attention: Renaldo Pascual
Telephone: (404) 815-2227
Telecopy: (404) 685-5227

If to the Noteholders:	AIRWORKS FUNDING, LLLP
655 Madison Avenue, 23rd Floor
New York, New York 10021
Attention: Richard E. Perlman
Telephone: (212) 223-8633
Telecopy: (212) 888-8133

With a copy to:	HILLTOP HOLDING COMPANY LP
660 Madison Avenue
15th Floor
New York, New York 10065
Attention: Jack Silver
Telephone:
Telecopy:

With a copy to:	KATTEN MUCHIN ROSENMAN LLP
575 Madison Avenue
New York, New York 10022
Attention: Joel A. Yunis, Esq.
Telephone: (212) 940-8666
Telecopy: (212) 940-8627

13.    Governing Law.  This letter and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

14.    JURISDICTION.  THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE, COURTS OF THE STATE OF NEW YORK FOR THE CITY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING UNDER, ARISING OUT OF OR RELATED TO THIS LETTER AND THE OTHER AGREEMENTS.  IN ANY ACTION, SUIT OR OTHER PROCEEDING, EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE ANY CLAIMS THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH ACTION OR SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR OTHER PROCEEDING IS IMPROPER.

15.    WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER, ARISING OUT OF OR RELATED TO THIS LETTER OR THE OTHER AGREEMENTS.

16.    Counterparts.  This letter may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

Very truly yours,

KRONOS ADVANCED TECHNOLOGIES, INC.

By:	/s/ Richard F. Tusing

Name:	Richard F. Tusing

Title:	Acting President and Chief Operating Officer

ACCEPT AND AGREED:

AIRWORKS FUNDING LLP, as agent for the Noteholders

By:	/s/ Richard Perlman

Name:	Richard Perlman

Title:

STATE OF VIRGINIA)
)ss.:
COUNTRY OF FAIRFAX)

On this 11 day of February, 2009, before me personally came Richard Tusing to me known, who, being duly sworn, did depose and say, that (s)he is the Acting President and Chief Operating Officer of KRONOS ADVANCED TECHNOLOGIES, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto with the consent of the board of directors thereof.

/s/ Anthony Williams
Notary Public